Exhibit 99.1

1st Security Bank Announces the Promotions of Kelli Nielsen and Donn Costa Effective May 1st, 2024
Mountlake Terrace, WA, May 24, 2024 – FS Bancorp, Inc. (NASDAQ: FSBW), the holding company for 1st Security Bank of Washington (“1st Security” or “Bank”) announced today the promotions of Kelli Nielsen and Donn Costa to the positions of EVP, Chief Retail Banking Officer and EVP, Chief Home Lending Officer, respectively.
1st Security Bank Chief Executive Officer, Joe Adams, announced the promotions at an all-employee meeting on Friday, May 17th. During the announcement, Adams said, “Kelli and Donn have shown tremendous leadership in their departments, helping to innovate how we attract and retain our customers. Their ideas are at the forefront of what we believe our customers’ experiences should be in the communities we serve. Both Kelli and Donn promote our aspirational vision statement of Building a Truly Great Place to Work and Bank in everything they do.”
Kelli Nielsen has worked in the financial services industry for more than three decades, bringing 1st Security Bank a wealth of retail banking and leadership experience when she joined the Bank in 2016. She was promoted to the EVP of Retail Banking and Marketing in 2017. Kelli leads departments which focus on providing customer solutions and personalized service delivery. She is passionate about supporting the Pacific Northwest’s diverse communities in which the Bank operates.

In 2016, Kelli graduated from the American Bankers Association (ABA) Stonier Graduate School of Banking, and she holds a Certificate of Leadership from the University of Pennsylvania, the Wharton School of Business. She serves on the ABA Stonier Advisory Board and is a representative on the Diversity, Equity, and Inclusion (DEI) Committee. She is a founder of the Women of Stonier Program. Invested in building relationships and helping others, Kelli serves on the Washington Bankers Association (WBA) Retail Banking Committee, the Government Relations Committee, and is on the WBA Pros Board.

Kelli has volunteered with The IF Project, teaching Financial Literacy, and has served as a mentor to female residents of the Washington Corrections Center for Women.

Donn Costa began his career in mortgage lending over thirty-five years ago. He joined 1st Security in 2011, after having worked as Executive Vice President of Sterling Savings Bank following its merger with Golf Savings Bank in 2009. Prior to the merger, Donn was President of Golf Savings Bank.

At 1st Security, Donn was instrumental in the creation of the Bank’s mortgage division. He oversees home lending and has helped grow the Bank’s mortgage lending portfolio, expanding its products and services through focused hiring of production teams that specialize in providing outstanding customer experiences. His achievements include serving as President of the Washington Mortgage Lenders and the Seattle Mortgage Bankers, as well as sitting on the

Advisory Board of Fannie Mae and Freddie Mac. Donn’s goal for the home lending team at 1st Security is not only to provide excellent customer service, but also to help people achieve their dream of home ownership.

Donn supports the community by volunteering his time with Habitat for Humanity, constructing affordable homes for low-income individuals within the Bank’s footprint. An avid golfer, Donn enjoys time on the links with friends and customers.

About 1st Security Bank of Washington
1st Security Bank, member FDIC and Equal Housing Lender, provides loan and deposit services to customers at its twenty-seven branches across Washington and Oregon, with mortgage services at each branch as well as lending offices in the Pacific Northwest. For more information visit 1st Security Bank’s website at www.fsbwa.com.
Note Regarding Forward Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "expected," "anticipate", "continue," or other comparable words. In addition, all statements other than statements of historical facts that address activities that 1st Security expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the Securities and Exchange Commission reports of FS Bancorp, particularly its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.

MEDIA CONTACT
Camberly Gilmartin
AVP, Marketing Manager
1st Security Bank
camberly.gilmartin@fsbwa.com